Exhibit 99.2

BADGER TRANSPORT, INC.

INDEX TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

CONTENTS

Page

FINANCIAL STATEMENTS:

Consolidated Condensed Balance Sheets as of March 31, 2008 and 2007	A-2

Consolidated Condensed Statements of Income - for the three months ended March 31, 2008 and 2007	A-3

Consolidated Condensed Statements of Cash Flows – for the three months ended March 31, 2008 and 2007	A-4

Notes to Consolidated Condensed Financial Statements	A-5

BADGER TRANSPORT, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

AS OF MARCH 31,

	2008	2007
ASSETS
CURRENT ASSETS:
Cash	$97,799	$156,997
Accounts receivable, (net of $200,000 allowance for doubtful accounts at March 31, 2008 and March 31, 2007)	1,704,500	1,898,953
Prepaid expenses and other current assets	99,994	126,698
Total current assets	1,902,293	2,182,648

PROPERTY AND EQUIPMENT, AT COST:
Furniture and fixtures	17,501	18,312
Machinery and equipment	707,997	360,050
Vehicles	9,223,743	6,616,789
Less accumulated depreciation and amortization	(2,980,795)	(1,788,705)
Property and equipment, net	6,968,446	5,206,446

TOTAL ASSETS	$8,870,739	$7,389,094

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$491,509	$255,313
Line of credit	467,500	367,500
Short-term note payable	381,900	115,000
Accrued liabilities	298,801	600,776
Liability for amounts owed to owner operators	635,758	786,883
Current portion of long-term notes payable	584,203	356,927
Current portion of long-term capital lease obligations	617,357	583,816
Total current liabilities	3,477,028	3,066,215

LONG-TERM LIABILITIES:
Notes payable, less current maturities	1,793,519	1,608,664
Capital lease obligations, less current maturities	546,494	859,900
Deferred income taxes payable	736,079	484,251
Total liabilities	6,553,120	6,019,030

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY:
Common stock - $1 par value; 56,000 shares authorized, 500 shares issued and outstanding	500	500
Retained earnings	2,528,521	1,402,813
Minority interest	(211,402)	(33,249)
Total stockholder’s equity	2,317,619	1,370,064

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$8,870,739	$7,389,094

The accompanying notes to consolidated condensed financial statements are an integral part of these statements.

BADGER TRANSPORT, INC.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31,

	2008	2007

Net sales	$2,819,350	$3,634,703

Cost of goods sold	2,254,528	3,066,205

Gross profit	564,822	568,498

Operating costs and expenses:
Selling and administrative expenses	413,673	168,077

Operating income	151,149	400,421

Other income (expense):
Interest expense, net	(54,535)	(47,877)
	(54,535)	(47,877)

Income before provision for income taxes and minority interest	96,614	352,544

Income tax expense
Current income tax	41,544	151,594
Deferred income tax	28,222	74,536
Income with minority interest	26,848	126,414
Minority interest share of income	47,650	33,249

Net income	$74,498	$159,663

The accompanying notes to consolidated condensed financial statements are an integral part of these statements.

BADGER TRANSPORT, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31,

	2008	2007
Cash flows from operating activites:
Net income	$74,498	$159,663
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	404,989	315,091
Deferred income taxes	28,222	74,536
Minority interest	(47,650)	(33,249)
Changes in operating assets and liabilities:
Accounts receivable	527,647	(49,435)
Prepaid expenses and other current assets	1,647	4,514
Accounts payable	141,241	111,806
Accrued liabilities	(247,367)	105,926
Cash overdraft	(64,567)	(83,947)
Other liabilities	215,829	138,137
Net cash provided by operating activities	1,034,489	743,042

Cash flows from investing activites:
Purchases of property and equipment	(792,103)	(554,420)
Net cash used in investing activities	(792,103)	(554,420)

Cash flows from financing activities:
Payments on line of credit and short-term debt	—	(145,000)
Payments on long-term debt and capital lease obligations	286,036	(146,990)
Proceeds from long-term debt	(433,072)	260,365
Net cash used in financing activities	(147,036)	(31,625)

NET INCREASE IN CASH	95,350	156,997

CASH - BEGINNING	2,449	—

CASH - ENDING	$97,799	$156,997

Supplemental cash flow information:
Cash paid for interest	$56,728	$41,126
Cash paid for taxes	$—	$—

Non-cash investing and financing activities:
Equipment obtained in exchange for capital lease obligations	$174,160	$299,040

The accompanying notes to consolidated condensed financial statements are an integral part of these statements.

Badger Transport, Inc.

Notes to Consolidated Condensed Financial Statements

March 31, 2008 and 2007

(Unaudited)

Note 1 – Nature of business and summary of significant accounting policies

Organization

On June 4, 2008, Broadwind Energy, Inc. (“Broadwind”) acquired all of the outstanding shares of Badger Transport, Inc. (“Badger” or the “Company”).  Badger is primarily engaged in the transportation of wind energy components.  Badger is headquartered in Clintonville, Wisconsin, and does business throughout North America.

Basis of presentation

The accompanying unaudited consolidated condensed financial information has been prepared by Broadwind in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the instructions to Form 10-Q and Article 8-03 of Regulation S-X of the Securities and Exchange Commission. Accordingly, it does not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of this financial information have been included. Financial results for the interim three-month period ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. This financial information should be read in conjunction with Badger’s consolidated financial statements and notes for the year ended December 31, 2007, included elsewhere in this filing.

The consolidated financial statements include the accounts of Badger, and Badger Specialty Trailer, LLC and BTI Logistics, LLC (combined the “LLC’s).  The LLC’s are deemed Variable Interest Entities.  All significant intercompany balances and transactions have been eliminated.

Badger applies Financial Accounting Standards Board (“FASB”) interpretation No. 46 (revised 2003) Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51 (“FIN 46(R)”) when determining whether to consolidate a Variable Interest Entity (“VIE”).  FIN 46(R) requires that an equity investor in a VIE have significant equity at risk (generally a minimum of 10%) and hold a controlling interest, evidenced by voting rights, and absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected returns, or both.  If the equity investor is unable to evidence these characteristics, the entity that retains these ownership characteristics will be required to consolidate the VIE.  Refer to Note 8, “Consolidation of variable interest entities” for further information on the consolidated VIEs.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Accordingly, actual results could differ from those estimates.

Accounts receivable

Accounts receivable are disclosed in the financial statements net of related allowances for doubtful accounts.  Badger typically extends credit on terms of net 30 days.  The allowance for doubtful accounts is estimated through historical trending of bad debt based on the percentage of sales method.  Badger had $0, and $132,000 of bad debt expense for the three months ending March 31, 2008, and 2007, respectively.

Customer concentrations

For the three months ended March 31, 2008 and 2007, sales to Badger’s largest customer accounted for approximately 74% and 75% of net sales, respectively.  For the three months ended March 31, 2008, another customer accounted for 12% of net sales.  As of March 31, 2008 and 2007 one customer accounted for 66% and 45%, respectively, of accounts receivable.   As of March 31, 2007, two customers accounted for 21% and 14% of accounts receivable.

Badger Transport, Inc.

Notes to Consolidated Condensed Financial Statements (continued)

March 31, 2008 and 2007

(Unaudited)

Property and equipment

Property and equipment are stated at cost. Expenditures for additions and improvements are capitalized while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Properties sold or otherwise disposed of are removed from the property accounts, with gains or losses on disposal credited or charged to other income on the statement of income.

Depreciation is included within cost of goods sold on the statements of income and is calculated on a straight-line basis over the estimated useful lives of the respective assets as follows:

Furniture and fixtures	5 to 20 years
Machinery and equipment	6 to 10 years
Vehicles	5 to 7 years

Long-lived assets

Badger periodically evaluates the carrying value of long-lived assets to be held and used, including but not limited to, capital assets, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.  As of March 31, 2008 and 2007, Badger had not recorded an impairment of long-lived assets.

Income taxes

Badger accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes, which provides for an asset and liability approach to accounting for income taxes.  Deferred tax assets and liabilities represent the future tax consequences of the differences between the financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities.  Under this method, deferred tax assets and liabilities are recognized for deductible temporary differences, and operating loss and tax credit carry forwards.  Deferred liabilities are recognized for taxable temporary differences.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The impact of the tax rate changes on deferred tax assets and liabilities is recognized in the year that the change is enacted.

In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 clarifies the accounting treatment (recognition and measurement) for an income tax position taken in a tax return and recognized in a company’s financial statements. The new standard also contains guidance on “derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.” The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.  Badger has adopted the provisions of FIN 48 as of January 1, 2007 and has determined there is no material impact to the 2007 consolidated financial statements or the 2008 interim financial statements.

Revenue recognition

Revenue is recognized when all of the following criteria have been met: (i) evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed and determinable and (iv) collectability is reasonably assured.  For Badger, this generally occurs when a delivery has been made to the customer.

Badger Transport, Inc.

Notes to Consolidated Condensed Financial Statements (continued)

March 31, 2008 and 2007

(Unaudited)

Fair value of financial instruments

The respective carrying value of certain on-balance sheet financial instruments approximates their fair values.  These financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, and long-term debt.  Management believes that Badger is not exposed to significant interest, credit, or currency risks arising from these financial instruments.

Effect of recently issued accounting standards

In February 2007, the FASB issued Statement of Financial Accounting Standards Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 (“SFAS 159”). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The effects of this standard are not expected to have a material impact on the financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). This standard clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.

In February 2008, the FASB issued FASB Staff Position No. 157-2 (“FSP 157-2”), which delayed the effective date by which companies must adopt the provisions of SFAS 157. FSP 157-2 defers the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of this standard is not anticipated to have a material impact on Badger’s financial position, results of operations, or cash flows.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS 141R”), which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. Early adoption is not permitted.  SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after the first reporting period beginning on or after December 15, 2008.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”), which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning after December 15, 2008. Badger has evaluated the effect of the adoption of SFAS 160, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations, as all subsidiaries are 100% owned.

Badger Transport, Inc.

Notes to Consolidated Condensed Financial Statements (continued)

March 31, 2008 and 2007

(Unaudited)

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). This statement is intended to enhance required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Badger is currently evaluating the effect of adoption of SFAS 161, but does not presently believe that it will have a material effect on its consolidated financial position or results of operations.

Note 2 – Lines of credit

Badger has a line of credit which accrues interest at a rate of prime plus 1.0% (effectively 6.25% at March 31, 2008),  is collateralized by substantially all of Badger’s assets, including a personal guarantee by the Company’s owner.  The line of credit requires monthly interest payments, and expires on June 20, 2009.  The ability to access this credit facility is subject to compliance with the terms and conditions of the credit facility.

The amount outstanding under the line of credit was $467,500 and $367,500 at March 31, 2008 and 2007, respectively.

Note 3 – Short-term notes payable

Badger has two short-term notes which accrue interest at 8.25% and 7.49%. Both are collateralized by substantially all of Badger’s assets.  There are no covenants in this loan agreement which is due November 19, 2008.  The total amount outstanding under the notes was $381,900 at March 31, 2008, and $115,000 at March 31, 2007.

Note 4 – Long-term debt and capital lease obligations

In the normal course of business, Badger secures long-term debt and enters into capital lease obligations with varying interest rates and terms to acquire capital assets.  Substantially all of Badger’s assets, except for transportation equipment subject to the capital leases described in Note 5, below, serve as collateral for these loans.

Long-term debt and capital lease obligations at March 31, consisted of the following:

Badger Transport, Inc.

Notes to Consolidated Condensed Financial Statements (continued)

March 31, 2008 and 2007

(Unaudited)

	2008	2007
7.99% fixed note payable, $262 monthly payment, due 2008	$—	$11,315
7.9% fixed note payable, $468 monthly payment, due 2010	10,360	14,956
7.9% fixed note payable, $588 monthly payment, due 2010	13,031	18,812
8.49% fixed note payable, $524 monthly payment, due 2011	16,999	21,624
9.29% fixed note payable, $547 monthly payment, due 2012	20,941	25,282
9.29% fixed note payable, $549 monthly payment, due 2012	21,183	25,574
8.49% fixed note payable, $551 monthly payment, due 2012	23,125	—
8.14% fixed note payable, $538 monthly payment, due 2012	24,619	—
8.14% fixed note payable, $552 monthly payment, due 2012	25,280	—
8.14% fixed note payable, $568 monthly payment, due 2012	25,988	—
8.14% fixed note payable, $1,003 monthly payment, due 2011	30,378	—
8.14% fixed note payable, $886 monthly payment, due 2010	28,202	—
8.14% fixed note payable, $853 monthly payment, due 2010	27,157	—
8.14% fixed note payable, $857 monthly payment, due 2010	27,277	—
8.14% fixed note payable, $1,098 monthly payment, due 2010	34,979	—
9.25% fixed note payable, $2,818 monthly payment, due 2011	87,982	112,285
8.99% fixed note payable, $3,055 monthly payment, due 2013	158,638	—
7.74% fixed note payable, $5,897 monthly payment, due 2012	229,690	276,434
7.73% fixed note payable, $5,895 monthly payment, due 2012	229,633	280,464
7.93% fixed note payable, $11,845 monthly payment, due 2011	442,101	544,721
7.76% fixed note payable, $7,778 monthly payment, due 2011	297,034	364,456
7.93% fixed note payable, $883 monthly payment, due 2012	36,846	269,668
8.11% fixed note payable, $5,391 monthly payment, due 2012	239,470	—
7.97% fixed note payable, $9,760 monthly payment, due 2011	326,809	—
Total notes payable	2,377,722	1,965,591
16.3% capital lease, $2,384 monthly payment, due 2008	11,515	36,023
17% capital lease, $3,418 monthly payment, due 2012	13,183	48,609
7% capital lease, $4,714 monthly payment, due 2010	133,267	172,507
8% capital lease, $5,238 monthly payment, due 2012	244,839	295,889
8.37% capital lease, $2,585 monthly payment, due 2012	129,791	—
14.70% capital lease, $10,110 monthly payment, due 2008	85,660	186,210
14.70% capital lease, $15,574 monthly payment, due 2009	159,365	310,532
14.70% capital lease, $9,143 monthly payment, due 2009	93,557	182,301
15.54% capital lease, $9,964 monthly payment, due 2009	118,513	211,645
7.88% capital lease, $2,886 monthly payment, due 2013	174,161	—
Total capital leases	1,163,851	1,443,716
Total long-term debt and capital lease obligations	3,541,573	3,409,307
Less current maturities of long-term debt and capital lease obligations	(1,201,560)	(940,743)
Total long-term debt and capital lease obligations, less current maturities	$2,340,013	$2,468,564

Badger Transport, Inc.

Notes to Consolidated Condensed Financial Statements (continued)

March 31, 2008 and 2007

(Unaudited)

Future maturities of long-term debt are as follows:

2008 (remaining nine months)	$433,729
2009	620,432
2010	662,520
2011	536,823
2012	97,726
Thereafter	26,492
Total	$2,377,722

Note 5 – Capital leases

Badger leases certain transportation equipment from a leasing company pursuant to a capital lease. The economic substance of the lease is that Badger is financing the acquisition of the assets through the lease. Amortization of the capital leases has been included in depreciation and amortization expense, a component of cost of goods sold. The following is an analysis of the leased assets included in property and equipment.

March 31, 2008
Equipment and vehicles	$2,274,325
Less accumulated depreciation	(760,922)
Equipment and vehicles, net	$1,513,403

Future minimum rental payments, including interest, due under capitalized leases:

2008 (remaining nine months)	$566,924
2009	273,692
2010	175,550
2011	128,513
2012	127,273
Thereafter	70,405
Total minimum lease payments	1,342,357
Less: amounts representing interest	(178,506)
Present value of future minimum lease payments	1,163,851
Less: current portion	(617,357)
Capital lease obligations, noncurrent	$546,494

Badger Transport, Inc.

Notes to Consolidated Condensed Financial Statements (continued)

March 31, 2008 and 2007

(Unaudited)

Note 6 – Operating leases

Badger leases transportation equipment under operating lease agreements with varying terms.  Rental expense attributed to operating leases was $48,538 and $48,539 for the three months ended March 31, 2008 and 2007, respectively.

Following is a schedule of future minimum rental payments required under the leases as of March 31, 2008:

Period
2008 (remaining nine months)	$145,614
2009	97,076
Thereafter	—
Total minimum required lease payments	$242,690

Note 7 – Employee benefits

401(k) plan

Badger sponsors a defined contribution savings plan covering substantially all of its employees.  Badger can provide a discretionary match and/or profit sharing contribution each year.  In 2007 and 2008, Badger provided a matching contribution based on 100% of the first 4% of the eligible compensation of each employee.  Badger’s matching contributions for the period ended March 31, 2008 and 2007 were $7,891 and $6,015, respectively.

Note 8 – Consolidation of variable interest entities

 FASB Interpretation No. 46 provides a framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited liability company, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

FIN 46(R) requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (“a variable interest holder”) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary of the VIE. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

During 2007 and the subsequent interim period, Badger managed the operations of Badger Specialty Trailer, LLC and BTI Logistics, LLC (combined the “LLCs”).  These entities engaged in certain activities related to the building and leasing of trailers, and managing logistical permitting operations.  As defined by FIN 46, the LLCs are deemed VIEs, and Badger is considered the primary beneficiary. Badger has therefore consolidated the assets and liabilities of the LLCs as of March 31, 2008 and 2007, which are comprised primarily of working capital.

For the three months ended March 31, 2008 and 2007, Badger had recognized pre-tax losses of $47,650 and 33,249, respectively, related to the consolidation of the LLCs.

Badger Transport, Inc.

Notes to Consolidated Condensed Financial Statements (continued)

March 31, 2008 and 2007

(Unaudited)

Note 9 – Subsequent events

On June 4, 2008, Broadwind acquired all of Badger’s outstanding capital stock for aggregate purchase price of $11,811,000 exclusive of $184,000 of transaction-related acquisition costs. The purchase price consisted of $5,811,000 of cash and 581,959 unregistered shares of Broadwind common stock at a price per share of $10.31.  Broadwind entered into a registration rights agreement with the former owner of Badger that provides the former owner with limited piggyback registration rights.

In connection with the Badger acquisition, Broadwind was required to fund approximately $4,500,000 of equipment purchases that Badger had on order for expansion. Broadwind had funded $4,383,733 of this commitment as of November 3, 2008.